CUSIP No. 276650108	13D	Page 11 of 11

EXHIBIT 4.1

JOINT FILING AGREEMENT

Each of the undersigned agrees that the Statement on Schedule 13D relating to shares of Eastern Light Capital, Inc. to which this Agreement is attached is being filed on behalf of each of the undersigned.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

Dated as of February 16, 2011

/s/ Stephen Lange Ranzini & Lisa Ranzini Joint Tenants by the Entirety
Stephen Lange Ranzini & Lisa Ranzini Joint Tenants by the Entirety, by Stephen Lange Ranzini
individually and by Lisa Ranzini, individually

/s/ Angela Clare Ranzini
Angela Clare Ranzini, individually by Stephen Lange Ranzini under Power of Attorney

/s/ Stephen Lange Ranzini SEP IRA
Stephen Lange Ranzini SEP IRA, Stephen Lange Ranzini, Trustee

/s/ Stephen Lange Ranzini 401k
Stephen Lange Ranzini 401k, Stephen Lange Ranzini, Trustee

/s/ Ranzini Family Trust dated 12/20/1989
Ranzini Family Trust dated 12/20/1989, Stephen Lange Ranzini, Trustee

/s/ Jove Corporation
Jove Corporation, Stephen Lange Ranzini, Chairman